Exhibit 5.1

J. David Hershberger Assistant General Counsel - Corporate

March 6, 2017
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
Re: Chesapeake Energy Corporation 2014 Long Term Incentive Plan
Ladies and Gentlemen:
I am Assistant General Counsel - Corporate of Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and am acting as the Company’s counsel in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of 49,150,093 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable pursuant to the terms of awards granted under the Chesapeake Energy Corporation 2014 Long Term Incentive Plan (the “Plan”).
In my capacity as the Company’s counsel in the connection referred to above, I have examined originals, or copies certified or otherwise identified, of the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date, the Plan, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and such other instruments and documents, as I have deemed necessary or advisable, as a basis for the opinions hereinafter expressed. For purposes of this letter, I have relied, to the extent I deemed proper, without independent investigation, upon the certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby. In making my examination, I have assumed that all signatures on documents examined by me are genuine, all documents submitted to me as originals are accurate and complete, that all documents submitted to me as certified or photostatic copies are true and correct copies of the originals of such documents and such original copies are authentic and complete. In addition, I have assumed for purposes of this opinion that the consideration received by the Company for the Shares will be not less than the par value of the Shares.
On the basis of the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that: when issued by the Company pursuant to the provisions of the Plan following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and acting committee thereof (the “Board”) as provided in and in accordance with the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company, and upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration

Chesapeake Energy Corporation
P.O. Box 18496 │ Oklahoma City, OK 73154-0496 │ 6100 N. Western Avenue │ Oklahoma City, OK 73118
405-935-3878 │ cell 303-717-4294 │ david.hershberger@chk.com

Chesapeake Energy Corporation

established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.
The opinion set forth above is limited in all respects to the law of the State of Oklahoma, and I render no opinion with respect to the laws of any other jurisdiction.
I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ J. David Hershberger
J. David Hershberger
Assistant General Counsel - Corporate

cc:	Clinton W. Rancher, Baker Botts L.L.P.

Chesapeake Energy Corporation
P.O. Box 18496 │ Oklahoma City, OK 73154-0496 │ 6100 N. Western Avenue │ Oklahoma City, OK 73118
405-935-3878 │ cell 303-717-4294 │ david.hershberger@chk.com